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                                                                     EXHIBIT 4.2


                              [ ]WARRANT AGREEMENT

        AGREEMENT, dated as of this ____ day of __________, 1998, by and between TMCI ELECTRONICS, INC., a Delaware corporation ("Company"), and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent").


                                   WITNESSETH:

        WHEREAS, the Company, M.J. Segal & Co., Inc. and Private Investors Equity Group, Inc. entered into a Non Circumvention and Finders Fee Agreement on September 22, 1997 (the "Non Circumvention and Finder's Fee Agreement") for, among other things, warrants to be issued in the event that M.J. Segal & Co., Inc. and Private Investors Equity Group, Inc. procured Investment Capital (as defined in the Non Circumvention and Finder's Fee Agreement);

        WHEREAS, in connection with a private offering (the "Offering"), the parties to the Non Circumvention and Finder's Fee Agreement procured $3,231,250 in Investment Capital through the issuance by the Company of (3) units, each unit (a "Unit") consisting of four (4) convertible subordinated debentures (the "Debentures") each in the principal amount of $275,000; and

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants issuable pursuant to the terms of the Non Circumvention and Finder's Fee Agreement, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

               1. Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

               a. "Common Stock" shall mean the common stock of the Company of which at the date hereof consists of 25,000,000 authorized shares, $0.001 par value per share, and shall also include any capital stock of any class of the Company thereafter authorized


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which shall not be limited to a fixed sum or percentage in respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include (i) only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of the Warrants; or (ii) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 8(c) hereof, the stock, securities or property provided for in such section; or (iii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

               b. "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 40 Wall Street, New York, NY 10005.

               c. "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder (as defined below) thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price (as defined below).

               d. "Initial Warrant Exercise Date" shall mean the date of this Agreement.

               e. "Purchase Price" shall mean the purchase price per share to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be [$ ] per share for each Warrant, subject to adjustment from time to time pursuant to the provisions of Section 8 hereof, and subject to the Company's right, in its sole discretion, upon thirty (30) days' written notice, to reduce the Purchase Price upon notice to all warrant holders.

               f. "Registered Holder" shall mean as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Section 6.

               g. "Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

               h. "Warrant Certificate" shall mean a certificate substantially in the form annexed to this Agreement evidencing one or more Warrants.


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               i. "Warrant Expiration Date" shall mean 5:00 P.M. (New York time)
on [ ], provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or not a day on which banks are authorized or required to close. Upon notice to all warrantholders, the Company shall have the right to extend the warrant expiration date.

        2. Warrants and Issuance of Warrant Certificates.

               (a) A Warrant initially shall entitle the Registered Holder of the Warrant representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

               (b) Upon execution of this Agreement, Warrant Certificates representing the number of Warrants issued pursuant to the Non-Circumvention and Finder's Fee Agreement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued, and delivered by the Warrant Agent.

               (c) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of [ ] shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

               (d) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder; (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised warrants held by the exercising Registered Holder;
(iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) those issued at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock issuable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 9 hereof.


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        3. Form and Execution of Warrant Certificates.

               (a) The [ ] Warrant Certificate shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage or to the requirements of Section 2(b). The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates) and issued in registered form.
[ ] Warrant Certificates shall be numbered serially with the letters W[ ]. In the event that a registration statement under the Securities Act of 1933 (the "Securities Act") is not in effect at the time of the issuance of the Warrants, each Warrant Certificate shall bear the following restrictive legend:

"The Warrants evidenced by this certificate and the securities issuable upon exercise of such Warrants have not been registered under the Securities Act of 1933 (the "Securities Act"). The Warrants may neither be sold, assigned or transferred or exercised in the absence of an effective registration statement under the Securities Act relating to such securities or an opinion of counsel satisfactory to the issuer to the effect that an exemption from registration is applicable."

               (b) Warrant Certificates shall be executed on behalf of the Company by its President, or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by
Section 4 hereof.

        4. Exercise. Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration


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Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five (5) business days after the Exercise Date, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise registered in the name of such person (plus a certificate for any remaining unexercised Warrants of the Registered Holder). Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received upon exercise of the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing.

        5. Reservation of Shares; Listing; Payment of Taxes, etc.

               (a) The Company covenants that it will at all times reserve and keep available free of preemptive rights out of its authorized and unissued Common Stock, solely for the purpose of issuance upon exercise of the rights to purchase shares of Common Stock issuable upon exercise of the Warrants, the maximum number of shares of Common Stock as shall from time to time be sufficient to provide for the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable, free of all preemptive rights and free from all taxes, liens and charges with respect to the issue thereof and that upon issuance such shares shall be listed on a national securities exchange or eligible for inclusion in an automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.

               (b) The Company covenants that if any of the securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered, then the Company will, in good faith and as expeditiously as reasonably possible, register such securities or obtain such approval and it will use its best efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.


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               (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant
Agent the amount of transfer taxes or charges incident thereto, if any.

               (d) The Warrant Agent is hereby irrevocably authorized for such time as it is acting as such to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.

        6. Exchange and Registration of Transfer.

               (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

               (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

               (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

               (d) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and


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thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or disposed of or destroyed, at the direction of the Company.

               (e) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

        7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges incidental to such loss, theft, destruction or mutilation as the Warrant Agent may prescribe.


        8. Adjustments Upon Changes in Capital Structure.

               (a) Stock Splits and Like Events. If a stock dividend, stock split or reverse stock split, or reclassification occurs prior to the expiration or exercise of all or any part of the Warrants, then the aggregate number and/or class of shares then subject to the Warrants and the exercise price prior to such occurrence shall be appropriately adjusted by the Company. Such adjustment shall have the result that if the Registered Holder were to exercise a portion of the Warrants subsequent to such occurrence, then Registered Holder shall have paid the same aggregate exercise price to exercise such portion of the Warrant and shall then hold the same class and aggregate number of shares as if the Registered Holder had exercised such portion of the Warrant immediately prior to such occurrence.

               (b) No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least $.05 in such price; provided that any adjustments which by reason of this subsection are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $0.05 in the Purchase Price then in effect hereunder.


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        9. Fractional Warrants and Fractional Shares.

               (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. In such event, the Company may at its option elect to round up the number of shares to which the Holder is entitled to the nearest whole share or to pay cash in respect of fractional shares in accordance with the following: With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                      (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ Quotation System, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

                      (ii) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                      (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

        10. Warrant Holders Not Deemed Stockholders. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.


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        11. Rights of Action. All rights of action with respect to this
Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

        12. Agreement of Warrant Holders. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

               (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their mutual discretion, together with payment of any applicable transfer taxes; and

               (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

        13. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired. The Warrant Agent shall also cancel Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split up, combination or exchange.

        14. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

               The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent


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of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

               The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

               Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand reasonably believed by it to be genuine.

               The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

               The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving thirty (30) days' prior written notice to the Company. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of fifteen (15) days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction in the State of New York for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company.


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After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

               Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

               The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not the Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company if so authorized by the Company or for any other legal entity.

        15. Modification of Agreement. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than fifty percent (50%) of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.


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
        16. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be made in person or mailed first class registered or certified mail, postage prepaid, by overnight delivery by a reputable courier company or by fax as follows:

                      if to the Company:

                             TMCI Electronics, Inc.
                             1875 Dobbin Drive
                             San Jose, CA  95133
                             Fax#: 408-254-1537
                             Attention: Michael W. Prozan, Esq.

                      if to the Warrant Agent:

                             American Stock Transfer & Trust Company
                             40 Wall Street
                             New York, New York 10005
                             Fax#: 718-921-8355


        17. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

        19. Termination. This Agreement shall terminate at the close of business on the Warrant Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 15 hereof shall survive such termination.

        20. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


TMCI ELECTRONICS, INC.


                       By: ______________________________

                           Its




                       AMERICAN STOCK TRANSFER
                         & TRUST COMPANY


                       By: ______________________________

                           Its
                           Authorized Officer

                                    EXHIBIT A


        [Form of Face of Class B Warrant Certificate]

        No. [     ]   [              ]


                         VOID AFTER[           ]


         STOCK PURCHASE WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

                             TMCI ELECTRONICS, INC.


                     THIS CERTIFIES THAT FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of
[ ] Redeemable Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.001 par value ("Common Stock"), of TMCI ELECTRONICS, INC., a Delaware corporation (the "Company"), at any time between the Initial Warrant Exercise Date (as herein defined) and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of AMERICAN STOCK TRANSFER AND TRUST COMPANY, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of [ ] (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to TMCI ELECTRONICS, INC.

        This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated as of _______________, 1998, by and between the Company and the Warrant Agent.

        In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modifications or adjustment.

        Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

        The term "Initial Warrant Exercise Date" shall mean the date of the Warrant Agreement.

        The term "Expiration Date" shall mean 5:00 p.m. (New York time) on [ ]. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

        The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

        Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

        Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

        This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

        This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


TMCI ELECTRONICS, INC.


                                      By:  ______________________________

                                           Its



Date:  ______________________________





COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent


By:    ______________________________

       Its
       Authorized Officer

                [Form of Reverse of Class B Warrant Certificate]

                                SUBSCRIPTION FORM
      To Be Executed by the Registered Holder in Order to Exercise Warrants

        THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise _____ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

                  ____________________________________________
       (please insert taxpayer identification or other identifying number)


        and be delivered to
                  ____________________________________________

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________

                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________
                                    (Address)

                        _________________________________
                                     (Date)

                        _________________________________
                        (Taxpayer Identification Number)

                              SIGNATURE GUARANTEED

                                   ASSIGNMENT

Fleet Capital Corporation
March 26, 1998
Page 6

            To Be Executed by the Registered Holder in Order to Assign Warrants

        FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto


                  ____________________________________________

       (please insert taxpayer identification or other identifying number)

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________

                  ____________________________________________
                     (please print or type name and address)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _______________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


                        _________________________________
                                     (Date)


                              SIGNATURE GUARANTEED

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.

Fleet Capital Corporation
March 26, 1998
Page 7

Exhibit 10.05

This Employment Agreement (this "Agreement") is hereby entered into effective as of this ___ day of May, 1998 (the "Effective Date"), by and between TMCI Electronics, Inc., a Delaware corporation and where the context requires, its subsidiaries (collectively, the "Employer") and Edmund Becmer ("Becmer") (collectively the "Parties").

        BACKGROUND

        A. The Employer wishes to employ Becmer as Vice President and Chief Financial Officer ("CFO") of the Employer.

        B. Becmer wishes to be employed by the Employer as CFO of the Employer.

        AGREEMENT

        The Parties hereby agree as follows:

        ARTICLE I

        TERM OF EMPLOYMENT

        1.1 Period of Employment. The Employer hereby employs Becmer and Becmer hereby accepts employment with the Employer for a period of five (5) years, beginning on _________, 1998, subject to Article VIII.

        1.2 Employment Term Defined. As used herein, the phrase the employment term (the "Employment Term") refers to the entire period of employment of Becmer by the Employer hereunder, whether for the periods provided above or as extended by mutual agreement between the parties.


        ARTICLE II

        DUTIES AND OBLIGATIONS OF Becmer

        2.1 General Duties. Becmer shall serve as Chief Financial Officer of the Employer. In his capacity as Chief Financial Officer, Becmer shall do and perform all services, acts, or things necessary or advisable as an executive of the Employer in charge

Fleet Capital Corporation
March 26, 1998
Page 8

of the financial affairs of the Employer, subject at all times to the policies set by the Employer's Board of Directors or Chief Executive Officer. Included in such duties are the following:

        Supervise accounting and financial reporting staff; prepare monthly, quarterly and annual financial statements and reports; supervise SEC reporting and NASDAQ compliance; monitor and analyze the Company, division, and department operating budgets; analyze expenses and recommend cost efficiencies; maintain control and accountability of company assets; development of financial controls, policies and procedures; cash-planning and management; manage investor relations; tax planning and compliance; coordinate selection of and relationship with independent outside auditors; create a review process of accounting methods and procedures; evaluate acquisitions and other special projects as designated by Chief Executive Officer.

        2.2 Devotion to Employer's Business. Becmer shall devote his entire professional efforts and full ability, and attention to the business of the Employer during the Employment Term. Becmer shall not engage in any other duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Chief Executive Officer of the Employer. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities, shall not be deemed a breach of the Agreement if those activities do not materially interfere with the services required under the Agreement.

        2.3 Uniqueness of Becmer's Services. Becmer hereby represents and agrees that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Becmer therefore expressly agrees that the Employer, in addition to any other rights or remedies that the Employer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of the Agreement by Becmer.

        2.4 Confidentiality.

        (a) Becmer acknowledges and agrees that during the Employment Term and in the course of the discharge of Becmer's duties hereunder, Becmer shall have access to and become acquainted with information concerning the operation and processes of the Employer, including without limitation, financial, personnel, sales, scientific, and other

Fleet Capital Corporation
March 26, 1998
Page 9

information that is owned by the Employer regularly used in the operation of the Employer's business and not readily known or available to the public or in Employer's industry and that such information constitutes the Employer's trade secrets (the "Trade Secrets").

        (b) Becmer specifically agrees that he shall not misuse, misappropriate, or disclose the Trade Secrets, directly or indirectly, to any other person or use them in any way, either during the Employment Term or, except as is required in the course of Becmer's employment hereunder, for one (1) year thereafter.

        (c) Becmer acknowledges and agrees that the sale or unauthorized use or unauthorized disclosure of the Trade Secrets obtained by Becmer during the course of Becmer's employment under this Agreement, including information concerning the Employer's current or future and proposed work, services, or products, the fact that any such work, services, or products are planned, under consideration, or in production, as well as any descriptions thereof, constitutes unfair competition, provided such information is not known or available to the public or generally known in employer's industry. Becmer agrees not to engage in unfair competition with the Employer, either during the Employment Term or for one (1) year thereafter.

        (d) Becmer further agrees that all files, records, documents, drawings, specifications, equipment, and similar items relating to the Employer's business, whether prepared by Becmer or others, are and shall remain exclusively the property of the Employer and that they shall be removed from the premises of Employer only with the express prior written consent of the Employer, as appropriate.

        (e) During the Employment Term and for a period of six (6) months thereafter, in order to enable the Employer and its subsidiaries to maintain stable work forces and to operate its business, Becmer agrees that he will not solicit or encourage (nor will he direct or encourage anyone under his authority or control to solicit or encourage) any of the employees of the Employer or its subsidiaries to work elsewhere.

        ARTICLE III

        OBLIGATIONS OF EMPLOYER AND PARENT

        3.1 General Description. The Employer shall provide Becmer with the compensation, incentives, benefits, and business expense reimbursement specified elsewhere in this Agreement.

Fleet Capital Corporation
March 26, 1998
Page 10

        3.2 Office and Staff. The Employer shall provide Becmer with a private office, secretarial services, office equipment, supplies, and other facilities and services, suitable to Becmer's position and adequate for the performance of his duties as reasonably determined by the Employer's Chief Executive.

        ARTICLE IV

        COMPENSATION OF BECMER

        4.1 Annual Salary. As compensation for the services to be performed hereunder, Becmer shall receive a salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per year, payable biweekly during the Employment Term. Becmer shall receive annual compensation increases as determined by Employer's Chief Executive Officer and/or Board of Directors. Becmer's pay shall commence two (2) weeks prior to the commencement of his full-time duties.

        4.2 Bonus. Employer shall pay to Becmer, an annual bonus. Such bonus shall be paid not later than March 31 of the year following the year to which it applies. Such bonus shall be determined by Company's Board of Directors based upon criteria established by Board. During the first year of employment, the bonus will be determined by the Employer's Chief Executive Officer, in his sole and absolute discretion

        4.3 Tax Withholding. The Employer shall have the right to deduct or withhold from the compensation due to Becmer hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

        ARTICLE V

        INCENTIVES

        5.1 Moving Expenses. The Employer shall pay to Becmer the sum of Ten Thousand Dollars ($10,000) on the Effective Date of this Agreement as compensation for moving expenses.


        ARTICLE VI

Fleet Capital Corporation
March 26, 1998
Page 11

        BENEFITS

        6.1 Annual Vacation. Becmer shall be entitled to three (3) weeks of vacation time each calendar year with full pay. Vacation shall accrue monthly at end of each month at the rate of 1/12 of the annual vacation beginning on the Effective Date. No more than 20 days of unused vacation shall accrue at any time.

        6.2 Illness. Becmer shall be entitled to sick leave with full pay in accordance with the same terms and conditions given to other employees/senior management.

        6.3 Participation in Parent's Stock Option Plan, Employee Stock Ownership Plan, and 401(k) Savings Plan. Becmer shall participate in the Employer's Stock Option Plan, Employee Stock Ownership Plan, 401(k) Savings Plan, on the same terms and conditions as all other similarly situated employees or where appropriate as determined by the Employer's Board of Directors in its sole discretion. The Employer shall issue to Becmer an option to purchase sixty-five thousand (65,000) shares of its Common Stock pursuant to its 1997 Stock Option Plan on the Effective Date of this Agreement. Such options shall be issued at the fair market value of Employer's Stock on the trading date closest to the Effective Date and shall vest 25% on the first anniversary of the Effective Date and one-third of balance on the second anniversary date of the Effective Date for the 3 following years, provided employee is employed by employer on such date.

        6.4 Medical, Dental, Disability; Life Insurance. The Employer agrees to include Becmer and Becmer's spouse and children in the coverage of its medical, dental, disability, and life insurance.

        6.5 Professional Dues; Continuing Legal Education. Employer or its subsidiaries shall pay reasonable costs of continuing education, association dues, and other reasonable professional expenses.

        6.6 Allowance for Automobile. The Employer shall provide Becmer with an allowance of Five Hundred Dollars ($500) per month for the purchase or lease, insurance, and all operating expenses of an automobile of Becmer's choice.

ARTICLE VII

        BUSINESS EXPENSES

        7.1 Reimbursement of Business Expenses.

Fleet Capital Corporation
March 26, 1998
Page 12

        (a) The Employer shall promptly reimburse Becmer for all reasonable business expenses incurred by Becmer in connection with the business of the Employer, including but not limited to travel expenses (including those related to relocation), temporary lodging, meals and car rental expenses, and the expense of a cellular telephone, all as subject to the approval of Employer.

        (b) Each such expense shall be reimbursable only if Becmer furnishes to the Employer adequate records and other documentary evidence of the expense, as required by the Internal Revenue Service.


        ARTICLE VIII

        TERMINATION OF EMPLOYMENT

        8.1 Termination of Employment. This Agreement shall be terminable at the will of the Employer with or without cause, upon the death or disability of Becmer, or at the will of Becmer. Upon termination all duties and obligations under this agreement shall cease, except paragraphs 2.4, 7.1, 8.2, and Article
IX. Disability shall mean an inability to perform the employee's material duties for 90 consecutive days due to illness, injury, or otherwise.

               (a) Cause. Cause shall include:

                      (i) Theft, embezzlement, fraud, dishonesty, misappropriation or conversion of funds or property committed against the Employer; or

                      (ii) Conduct which constitutes unfair competition with the Employer or breaches a fiduciary or contractual duty to the Employer.

                      (iii) Failure to devote all or substantially all of one's full professional time, attention, energies and abilities to one's employment for the Employer, which failure is not cured within two (2) weeks after the Employer has given the Employee written notice of the failure;

                      (iv) Breach of the terms or conditions of this Agreement, which breach is not cured within two (2) weeks after the Employer has given the Employee written notice of the breach;

Fleet Capital Corporation
March 26, 1998
Page 13

                      (v) Dereliction of duties, as determined by the Chief Executive Officer of the Employer in good faith after notice and a reasonable opportunity to cure; or

                      (vi) Inducement of any customer, consultant, employee or supplier of the Employer to breach any contract with the Employer or cease its business relationship with the Employer.

        8.2 Impact of Certain Terminations. In the event that the Employer terminates Becmer without cause, Becmer shall receive an amount equal to 90 days salary on the date of such termination, payable biweekly beginning from the first regularly scheduled pay period after the date of termination and continuing until all amounts have been paid in full. In addition, if Employer terminates Becmer without cause, Employer shall pay such expenses actually incurred by Becmer in relocating to New Jersey; provided however, such reimbursement shall not exceed $5,000.

ARTICLE IX

        GENERAL PROVISIONS

        9.1 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, telegraphed, telexed, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, telegraphed, telexed, sent by facsimile transmission and confirmed in writing within three (3) business days thereafter or sent by prepaid air courier or (b) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this
Section 9.1):

        If to the Employer:

               TMCI Electronics, Inc.
               1875 Dobbin Drive
               San Jose, California  95133
               Attention:  Rolando Loera

        With a copy to:

Fleet Capital Corporation
March 26, 1998
Page 14

               Rosenblum, Parish & Isaacs, P.C.
               160 West Santa Clara Street, 15th Floor
               San Jose, California  95113
               Attention:  Thomas F. Chaffin, Esq.

        If to Becmer:

               Edward Becmer
               _____________________________________

               _____________________________________

        9.2 Entire Agreement. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the Parties and supersedes and replaces all prior negotiations and proposed agreements, written and oral. Becmer acknowledges that no other party, or any agent or attorney of any other party has made any promise, representation, or warranty whatsoever, express or implied, not contained herein, concerning the subject matter hereof, to induce him to execute this Agreement, and acknowledges that he has not executed this Agreement in reliance upon any such promise, representation or warranty not contained herein.

        9.3 Modifications. Any modification of this Agreement shall only be effective if it is in writing and signed by the party to be charged.

        9.4 Effect of Waiver. The failure of any party to insist on strict compliance with any of the terms, covenants, or conditions of the Agreement by any other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

        9.5 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction under a given circumstance, then the remaining provisions shall remain, nevertheless, in full force and effect under such circumstance. The Parties agree to renegotiate in good faith the term held invalid or unenforceable and to be bound by the mutually agreed substitute provision under such circumstances in order to give the most approximate effect intended by the Parties. If the parties are unable to timely agree upon a substitute provision, then the court shall impose a substitute provision to give such approximate effect.

Fleet Capital Corporation
March 26, 1998
Page 15

        9.6 Governing Law. This Agreement shall be governed by, interpreted under, construed and enforced in accordance with the laws of the State of California, excluding any choice of law principles which could cause the law of any other jurisdiction to be applied. The parties agree that any suit or proceeding in connection with, arising out of or relating to this Agreement shall be instituted only in a court (whether federal or state) located in San Jose, California, and the Parties, for the purpose of any such suit or proceeding, irrevocably submit to the jurisdiction of any such court in any such suit or proceeding. The Parties hereby agree that service of process may be effected in the same manner as notice is given pursuant to Section 9.1.

        9.7 Arbitration. The Parties agree to negotiate in good faith in an attempt to resolve any disputes or controversies arising out of or related to or affecting the subject matter of this Agreement. Any dispute arising out of or relating to or affecting the subject matter of this Agreement not resolved by negotiation shall be submitted for resolution to JAMS/Endispute ("JAMS") in San Jose, California. Such JAMS employee shall be a former judge of any court of California. Discovery and other procedural matters shall be governed as though the proceeding were an arbitration. The purpose of this Section 9.7 is to provide a mechanism to quickly and inexpensively resolve all disputes that may arise under this Agreement. Any judgment upon the award may be confirmed and entered in any court having jurisdiction thereof. The arbitrator(s) shall be required to, in all determinations, apply California law. The arbitrator(s) are afforded the jurisdiction to order any provisional remedies, including, without limitation, injunctive relief. The Employer shall pay all reasonably anticipated fees and other expenses of JAMS associated with such arbitration (excluding attorneys fees, costs and expenses of Becmer), before submitting any such matter to arbitration, provided, however, that in the event that Employer is the prevailing party in such arbitration, the arbitrator shall award the Employer the costs of arbitration, including reasonable attorneys fees. The Parties stipulate that the JAMS employee may be appointed as a judge pro tempore of the Superior Court of Santa Clara County if required to carry out the terms of this provision.

        9.8 Attorneys Fees and Costs. In the event of a judicial proceeding as a result of this Agreement, the prevailing party shall be entitled to attorney's fees and costs and other out-of-pocket expenses borne by the prevailing party.

        9.9 Counterparts. This Agreement may be executed by facsimile transmission in counterparts which shall be deemed originals and which together shall constitute one instrument.

Fleet Capital Corporation
March 26, 1998
Page 16

        AUTHORIZED SIGNATURES

        For the purpose of binding the Parties to the above Agreement, the parties or their duly authorized representatives have signed their names below as of the Effective Date.


The "Employer"                              "Becmer"

TMCI ELECTRONICS, INC.                             EDMUND BECMER


_______________________                            _______________________
ROLANDO LOERA,                                     EDMUND BECMER
CHIEF EXECUTIVE OFFICER